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Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

July 13, 2009

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

Re:
Intrepid Potash, Inc.—Form S-3ASR Registration Statement

Ladies and Gentlemen:

        We have acted as counsel to Intrepid Potash, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on or about July 13, 2009. The prospectus (the "Prospectus") that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, covers the offering and issuance from time to time by the Company of the following:

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  shares of common stock, $0.001 par value per share, of the Company (the "Common Stock");

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  shares of preferred stock, $0.001 par value per share, of the Company (the "Preferred Stock");

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  senior debt securities, in one or more series (the "Senior Debt Securities") and subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the "Trustee") and the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the "Indenture"), and which may be guaranteed (the "Guarantees") by one or more of the Company's direct or indirect subsidiaries as set forth in a Prospectus Supplement (each a "Guarantor" and collectively the "Guarantors") of the Debt Securities; and

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  warrants (the "Warrants") for the purchase of our Debt Securities, Common Stock, Preferred Stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.

        The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and the Warrants are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

        All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

        In connection with this opinion, we have examined the following documents:

        (a)   the Restated Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

        (b)   the Amended and Restated Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

        (c)   the form of Indenture filed as an exhibit to the Registration Statement; and

        (d)   resolutions adopted by the Board of Directors or a duly authorized committee thereof (the "Board") of the Company relating to the Registration Statement, certified as of a recent date by an officer of the Company.

        In addition, we have examined and relied upon the originals or copies of such other documents, corporate records and other writings that we consider relevant for purposes of this opinion. As to certain factual matters, we have relied upon certificates of the officers of the Company and on certificates or other documents from public officials in certain jurisdictions and have not independently sought to verify such matters.

        In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of officers of the Company and of certificates and other documents from public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

        With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock, and with respect to shares of Common Stock issuable upon the conversion of Preferred Stock or Debt Securities, the consideration for the issuance and sale of such Preferred Stock or Debt Securities convertible into Common Stock, is in an amount that is not less than the par value of the Common Stock.

        With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock, and with respect to shares of Preferred Stock issuable upon the conversion of Debt Securities, the consideration for the issuance and sale of such Debt Securities convertible into Preferred Stock, is in an amount that is not less than the par value of the Preferred Stock.

        With respect to our opinions as to the Debt Securities, we have assumed that the Debt Securities will be issued pursuant to an Indenture substantially in the form filed as an exhibit to the Registration Statement.

        We have assumed that (i) with respect to Common Stock being issued upon conversion of any convertible preferred stock other than the Preferred Stock offered pursuant to the Registration Statement, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Common Stock or Preferred Stock being issued upon conversion of any convertible debt securities other than the Debt Securities offered pursuant to the Registration Statement, the applicable convertible debt securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        We have assumed that upon issuance, sale and delivery of the Debt Securities and the Guaranteed Debt Securities, the amount of Debt Securities and Guaranteed Debt Securities, as applicable, outstanding will not exceed the amount authorized by the Board and the respective Guarantor boards.

        On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and, with respect to the Indenture, the Debt Securities and the Guaranteed Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable, as to which we express no opinion):

        1.     With respect to the Common Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Common Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and

any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation and Bylaws (as such terms are defined below) and the DGCL (as defined below) final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company's then operative Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above, (v) the certificates, if any, for the Common Stock have been duly executed by the Company and countersigned by the transfer agent therefor, and (vi) the shares of Common Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        2.     With respect to the Preferred Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Preferred Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Preferred Stock and the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Preferred Stock has been issued as provided in the resolutions of the Board of the Company described in clause (ii) above; (v) the certificates, if any, for the Preferred Stock have been duly executed by the Company and countersigned by the transfer agent therefor, and (vi) the shares of Preferred Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        3.     With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of each series of the Debt Securities (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the

SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the execution, delivery and performance of the Indenture and the terms of and the issuance and sale of the Debt Securities and such resolutions have not been modified or rescinded; (iii) in the case of the Guaranteed Debt Securities, the Guarantor boards have duly adopted in accordance with the respective Guarantor governing documents and applicable state law final resolutions authorizing the execution, delivery and performance of the Guarantees and such resolutions have not been modified or rescinded; (iv) the Indenture has been duly authorized by the applicable Trustee by all necessary corporate action in accordance with its charter, bylaws and other governing documents and applicable law and such corporate action has not been modified or rescinded; (v) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and, if applicable, the Guarantors, and has not been modified and such Indenture constitutes the legal, valid and binding obligation of the parties thereto (other than the Company and the Guarantors); (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and, if applicable, the Guarantors, so as to be in conformity with the Certificate of Incorporation and Bylaws and, if applicable, the Guarantor governing documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and, if applicable, the Guarantors; (vii) the Indenture relating to such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; and (viii) the Debt Securities have been duly executed and delivered by the Company and, in the case of Guaranteed Debt Securities, the Guarantors, and authenticated by the Trustee pursuant to the Indenture and as provided in the resolutions of the Board of the Company described in clause (ii) above and, if applicable, the resolutions of the Guarantor boards described in clause (iii) above, and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and, in the case of the Guaranteed Debt Securities, the Guarantees will be valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject in each case to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        4.     With respect to any series of Warrants offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Warrants, (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of the Company has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Warrants as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the Warrants and the issuance and sale of the Warrants do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Warrants have been issued as provided in the resolutions of the Board of the Company described in clause (ii) above; (v) a warrant agreement relating to the offered Warrants has been duly executed by the Company and other parties thereto, and (vi) the offered Warrants have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Warrants, when issued and sold in accordance with a warrant agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or other similar laws affecting creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances), and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        The opinions expressed herein are limited to the federal laws of the United States of America, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the "DGCL") and, as to the Debt Securities, constituting valid and legally binding obligations of the Company, the laws of the State of New York.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the Prospectus which forms part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

        The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

Sincerely,

/s/ Holme Roberts & Owen LLP

HOLME ROBERTS & OWEN LLP

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  Exhibit 5.1